UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2018

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2018, Hines Global REIT 550 Terry Francois LP (the "Seller"), a subsidiary of Hines Global REIT, Inc. ("Hines Global" or the "Company"), entered into an agreement of sale and purchase (the "Contract") with The Sobrato Organization, LLC (the "Purchaser"), to sell 550 Terry Francois. 550 Terry Francois is a six-story, Class A office building in San Francisco, California. The Purchaser is not affiliated with Hines Global or its affiliates.

The contract sales price for 550 Terry Francois is expected to be approximately $342.5 million in aggregate, exclusive of transaction costs and closing prorations. The Purchaser funded an earnest money deposit in the sum of $25.0 million. The Purchaser may be entitled to a return of its earnest money deposit if the Contract is terminated under certain conditions set forth in the Contract. Hines Global expects the closing of this sale to occur in January 2019, subject to a number of customary closing conditions. In addition, The GAP, Inc. ("GAP"), the sole tenant at 550 Terry Francois, has a right of first offer in its lease agreement that could result in GAP purchasing 550 Terry Francois in lieu of the Purchaser, on substantially the same terms as those set forth in the Contract. In the event GAP exercises its right to purchase 550 Terry Francois, the Company expects the closing of the sale would not be delayed materially and still would occur in January 2019. There is no guarantee that this sale will be consummated on the terms described herein or at all.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential sale of the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing conditions might not be satisfied, the risk associated with the possibility that the Purchaser may determine not to close on the acquisition, the risk that GAP exercises its right of first refusal and it results in unexpected delays, and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by Hines Global’s other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

November 21, 2018	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer